EXHIBIT 3.1

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

MediaREADY, Inc..

(Under Section 607.0602 of the Florida Business Corporation Act)

The undersigned, being the President and Chief Executive Officer of MediaREADY, Inc., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation as required by Section 607.0602 of the Florida Business Corporation Act:

WHEREAS, as provided in the Corporation’s Articles of Incorporation, the name of this Corporation is MediaREADY, Inc.

WHEREAS, that by virtue of the authority contained in the Articles of Incorporation of the Corporation, the Corporation has authority to issue 200,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, subject to designation by the Board of Directors in accordance with the authority conferred upon it in the Corporation’s Articles of Incorporation, as amended.

WHEREAS, the Corporation presently has 197,061,626 shares of Common Stock and no shares of Preferred Stock issued and outstanding

RESOLVED, that Article IV of the Corporation’s Articles of Incorporation – SHARES – be and the same hereby replaced, in its entirety, by the following:

ARTICLE IV

SHARES

This Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock”.  The total number of shares of Common Stock which this Corporation is authorized to issue is Two Hundred Million (200,000,000) shares, par value $.001 per share.  The total number of shares of Preferred Stock which this Corporation is authorized to issue is Five Million (5,000,000) shares.

The shares of Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the shares of Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, options, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the General Corporation Law of the State of Florida.  The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

SERIES A CONVERTIBLE PREFERRED STOCK

1.

Designation. The designation of the said series of Preferred Stock shall be the "Preferred Stock, Series A" (the "Series A Preferred").

2.

Number of Shares; Par Value and Stated Capital.  The number of shares of Series A Preferred shall be limited to 1,000,000. The shares of Series A Preferred shall be issued as full shares, and shall have a stated value of $.001 per share.

3.

Dividends.  There are no dividend rights applicable to the shares of Series A Preferred.

4.

Liquidation.   The holders of the Series A Preferred shall have liquidation rights as follows:

A.  Payments.  In the event of any liquidation, dissolution or winding up of the Company, holders of shares of Series A Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $0.001 per share, and no more, before any payment or distribution is made to the holders of the Corporation’s common stock (the “Common Stock”).  But the holders of Series A Preferred will not be entitled to receive the liquidation preference of such shares until the liquidation preferences of any series or class of the Corporation’s stock hereafter issued that ranks senior as to liquidation rights to the Series A Preferred (“senior liquidation stock”) has been paid in full.  The holders of Series A Preferred and all other series or classes of the Corporation’s stock hereafter issued that rank on a parity as to liquidation rights with the Series A Preferred are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon.  After payment in full of the liquidation preference of the shares of Series A Preferred, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Corporation.

B.  Corporation Action.  Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity, nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property will be considered a liquidation, dissolution or winding upon the Corporation.

5.

Voting Rights.  The holders of the Series A Preferred shall have 250 votes per share of Series A Preferred, and shall be entitled to vote on any and all matters brought to a vote of stockholders of Common Stock, and shall vote as a group with and on the same basis as holders of Common Stock.  Holders of Series A Preferred shall be entitled to notice of all stockholder meetings or written consents with respect to which they would be entitled to vote, which note would be provided pursuant to the Corporation’s By-Laws and applicable statutes.  Except as otherwise set forth herein, and except as otherwise required by law, holders of Series A Preferred shall have not have class voting rights on any matter.

6.

Holder Conversion Rights.  The holders of the Series A Preferred shall have the following rights with respect to the conversion of the Series A Preferred into shares of Common Stock:

A.

General.  Each share of Series A Preferred is convertible into 100 shares of Common Stock, subject to adjustment as provided hereinafter (the “Conversion Ratio”).

B.

Adjustments to Conversion Ratio.  In the event the Company shall (i) make or issue a dividend or other distribution payable in Common Stock; (ii) subdivide outstanding shares of Common Stock into a larger number of shares; or (ii) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio shall be adjusted appropriately by the Corporation’s Board of Directors.

C.

Capital Reorganization or Reclassification.  If the Common Stock issuable upon the conversion of the Series A Preferred shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6), then in each such event, the holder of each share of Series A Preferred shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred might have been converted immediately prior to such capital reorganization, reclassification or other change.

D.

Certificate as to Adjustments; Notice by Company.  In each case of an adjustment or readjustment of the conversion Ratio, the Company at its expense will furnish each holder of Series A Preferred with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

E.

Exercise of Conversion.  To exercise its conversion privilege, a holder of Series A Preferred shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares.  The certificate or certificates for shares of Series A Preferred surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank.  The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series A Preferred being converted, shall be the “Conversion Date.”  As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series A Preferred being converted or on its written order such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred in accordance with the provision of this Section 6.  Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.  The Company shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series A Preferred, other than any taxes payable with respect to income by the holders thereof.

F.

Partial Conversion.  In the event some, but not all, of the shares of Series A Preferred represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred which were not converted.

G.

Reservation of Common Stock.  The Company shall at all times use its best efforts and reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company shall take such corporate action as is reasonably practicable to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

7.

Redemption Rights.  The Company shall have no redemption rights with respect to the Series A Preferred.

8.

Consolidation, Merger, Exchange, Etc.  In case the Company shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series A Preferred shall at the same time be similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred shares with (to the extent possible) the same relative rights and preferences as the Series A Preferred.

9.

Designation of Additional Shares.  The Board of Directors of the Company shall have the right to designate other shares of Preferred Stock having dividend, liquidation or other preferences equal to, subsequent to or prior to the rights of holders of the Series A Preferred.  Such preferences shall be determined in the resolutions creating such subsequent series.

10.

Vote to Change the Terms of Series A Preferred.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty-one percent (51%) of the then outstanding Series A Preferred shall be required for any change to this Certificate of Designation or the Company’s Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred.

11.

No Preemptive Rights. No holder of any shares of Series A Preferred, as such, shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of shares of any class or series, junior or senior thereto, or securities convertible into, exchangeable for, or exercisable for the purchase of, shares of any class or series, junior or senior, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

12.

No Prior Issuance.  No shares of Series A Preferred have been issued prior to the date hereof.

SERIES B CONVERTIBLE PREFERRED STOCK

1.

Designation. The designation of the said series of Preferred Stock shall be the "Preferred Stock, Series B" (the "Series B Preferred").

2.

Number of Shares; Par Value and Stated Capital.  The number of shares of Series B Preferred shall be limited to 1,295,000. The shares of Series B Preferred shall be issued as full shares, and shall have a stated value of $.001 per share.

3.

Dividends.  There are no dividend rights applicable to the shares of Series B Preferred.

4.

Liquidation.  The holders of the Series B Preferred shall have liquidation rights as follows:

A.  Payments.  In the event of any liquidation, dissolution or winding up of the Company, holders of shares of Series B Preferred are entitled to receive, out of legally available assets, a liquidation preference of $0.001 per share, and no more, before any payment or distribution is made to the holders of the Corporation’s common stock (the “Common Stock”).  But the holders of Series B Preferred will not be entitled to receive the liquidation preference of such shares until the liquidation preferences of any series or class of the Corporation’s stock hereafter issued that ranks senior as to liquidation rights to the Series B Preferred  (“senior liquidation stock”) has been paid in full.  The holders of Series B Preferred Stock and all other series or classes of the Corporation’s stock hereafter issued that rank on a parity as to liquidation rights with the Series B Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon.  After payment in full of the liquidation preference of the shares of Series B Preferred, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Corporation.

B.  Corporation Action.  Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity, nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property will be considered a liquidation, dissolution or winding upon the Corporation.

5.

Voting Rights.  The holders of the Series B Preferred shall have no votes per share of Series B Preferred except as otherwise provided by law.

6.

Holder Conversion Rights.  The holders of the Series B Preferred shall have the following rights with respect to the conversion of the Series B Preferred into shares of Common Stock:

a.

General.  Each share of Series B Preferred is convertible into 400 shares of Common Stock, subject to adjustment as provided hereinafter (the “Conversion Ratio”).

b.

Adjustments to Conversion Ratio.  In the event the Company shall (i) make or issue a dividend or other distribution payable in Common Stock; (ii) subdivide outstanding shares of Common Stock into a larger number of shares; or (ii) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio shall be adjusted appropriately by the Corporation’s Board of Directors.

c.

Capital Reorganization or Reclassification.  If the Common Stock issuable upon the conversion of the Series A Preferred shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6), then in each such event, the holder of each share of Series B Preferred shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B Preferred might have been converted immediately prior to such capital reorganization, reclassification or other change.

d.

Certificate as to Adjustments; Notice by Company.  In each case of an adjustment or readjustment of the conversion Ratio, the Company at its expense will furnish each holder of Series B Preferred with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

e.

Exercise of Conversion.  To exercise its conversion privilege, a holder of Series B Preferred shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares.  The certificate or certificates for shares of Series B Preferred surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank.  The date when such written notice is received by the Company, together with the certificate or certificates representing the shares of Series B Preferred being converted, shall be the “Conversion Date.”  As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the holder of the shares of Series B Preferred being converted or on its written order such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Preferred in accordance with the provision of this Section 6.  Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.  The Company shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series B Preferred, other than any taxes payable with respect to income by the holders thereof.

f.

Partial Conversion.  In the event some, but not all, of the shares of Series B Preferred represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred which were not converted.

g.

Reservation of Common Stock.  The Company shall at all times use its best efforts and reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Company shall take such corporate action as is reasonably practicable to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

7.

Redemption Rights.  The Company shall have no redemption rights with respect to the Series B Preferred.

8.

Consolidation, Merger, Exchange, Etc.  In case the Company shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series B Preferred shall at the same time be similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred shares with (to the extent possible) the same relative rights and preferences as the Series B Preferred.

9.

Designation of Additional Shares.  The Board of Directors of the Company shall have the right to designate other shares of Preferred Stock having dividend, liquidation or other preferences equal to, subsequent to or prior to the rights of holders of the Series B Preferred.  Such preferences shall be determined in the resolutions creating such subsequent series.

10.

Vote to Change the Terms of Series B Preferred.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty-one percent (51%) of the then outstanding Series B Preferred shall be required for any change to this Certificate of Designation or the Company’s Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series B Preferred.

11.

No Preemptive Rights. No holder of any shares of Series B Preferred, as such, shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of shares of any class or series, junior or senior thereto, or securities convertible into, exchangeable for, or exercisable for the purchase of, shares of any class or series, junior or senior, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

12.

No Prior Issuance.  No shares of Series B Preferred have been issued prior to the date hereof.

IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of December 28, 2007.

MEDIAREADY, INC.

By:

/s/ Jeffrey Harrell

Jeffrey Harrell

President and Chief Executive Officer